UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 27, 2016, Real Goods Solar, Inc. (the “Company”) held a special meeting of shareholders. The final voting results for Proposal 1, was as follows:

The Company’s shareholders approved a reverse stock split of all of the outstanding shares of the Company’s Class A common stock, par value $0.0001, at a specific ratio within a range of one-for-two to one-for-twenty and granted the Company’s board of directors authority to determine, in its sole discretion, the specific ratio and timing of the reverse stock split at any time before May 27, 2017, with the following vote:

For	Against	Abstain	Broker non-votes
6,378,629	1,536,967	45,616	–

The final voting results for Proposal 2, was as follows:

The Company’s shareholders approved for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of Class A common stock pursuant to the terms of our senior secured convertible notes due April 1, 2019 (the “Notes”) without giving effect to the exchange cap set forth therein in an amount that may exceed 20% of our issued and outstanding shares of Class A common stock before the issuance of the Notes and the exercise of our Series G Warrants without giving effect to the exercise floor price set forth therein:

For	Against	Abstain	Broker non-votes
2,370,653	303,550	79,007	5,208,002

The proxy statement for the special meeting also solicited proxies with respect to a proposal for the adjournment of the special meeting, if necessary to solicit additional proxies, in the event that there were not sufficient votes at the time of the special meeting to approve Proposal 1 or Proposal 2. The Company determined at the time of the meeting that, as a result of the approval of Proposal 1 and Proposal 2, a vote on Proposal 3 was not necessary. However, based on the proxies received, Proposal 3 would have been approved with the following vote had the Company called a vote on Proposal 3:

For	Against	Abstain	Broker non-votes
6,567,863	1,218,354	174,995

Item 8.01. Other Events.

On May 27, 2016, the Company held a special meeting of shareholders where the Company’s shareholders approved a reverse stock split of all of the outstanding shares of the Company’s Class A common stock, par value $0.0001, at a specific ratio within a range of one-for-two to one-for-twenty. The shareholders granted the Company’s board of directors the authority to determine, within a range of one-for-two to one-for-twenty, in its sole discretion, the specific ratio for and timing of the reverse stock split at any time before May 27, 2017. Following the special meeting, the Company’s board of directors authorized a reverse stock split at a ratio of one-for-twenty to become effective on June 1, 2016 at 11:59 pm Eastern Time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Michael J McCloskey
Michael J McCloskey General Counsel

Date: May 27, 2016